UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2025

Conduit Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41245	87-3272543
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4851 Tamiami Trail North, Suite 200, Naples, FL	34103
(Address of principal executive offices)	(Zip Code)

(646) 491-9132

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CDT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock	CDTTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of David Tapolczay

On April 12, 2025 (the “Effective Date”), David Tapolczay notified the Board of Directors (the “Board”) of Conduit Pharmaceuticals Inc. (the “Company”) of his resignation from both the Board and his position as Chief Executive Officer effective immediately. Dr. Tapolczay’s decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. In connection with Dr. Tapolczay’s resignation, Dr. Tapolczay’s existing employment contract as Chief Executive Officer was terminated and Conduit UK Management LTD, a wholly owned subsidiary of the Company, entered into an Employment Agreement (the “Employment Agreement”) with Dr. Tapolczay pursuant to which Dr. Tapolczay will provide strategic advisory services as Head of Licensing & Strategy, reporting to the Chief Executive Officer. In exchange for Dr. Tapolczay’s services, he will receive a sign-on bonus of £100,000 annual base salary of £240,000. Consistent with the terms of the Company’s 2023 Stock Incentive Plan and subject to Dr. Tapolczay’s continued service pursuant to his Employment Agreement, his outstanding equity awards he has previously received will remain outstanding and continue to vest based on the vesting dates thereof. Dr. Tapolczay will provide the Company with a release of claims and will be subject to certain non-competition, non-solicitation, non-disparagement, and confidentiality covenants.

Appointment of Andrew Regan

On April 15, 2025, the Company appointed Andrew Regan as Chief Executive Officer, effective immediately (the “Appointment”). As a result of the Appointment, Dr. Regan will serve as Chief Executive Officer of the Company and will continue to serve as a director on the Board. Dr. Regan has not entered into any compensation plans and will continue to waive all compensation fees in connection with his service as Chief Executive Officer, and will be entitled to reimbursement of expenses incurred in connection with his role as Chief Executive Officer, although the Board may assess this determination from time to time.

Dr. Regan, age 59, is a British born polar explorer and entrepreneur. He has served as a member of the Board since September 2023. He was a co-founder of Conduit Pharmaceuticals Limited (“Old Conduit”) and has served as a board member of Old Conduit since 2019. Dr. Regan also founded Corvus Capital Limited (“Corvus Capital”) and has been its Chief Executive Officer since 2008. Corvus Capital is an investment vehicle that was previously listed on the London Stock Exchange prior to being taken private in 2008. Corvus Capital continues to invest in a number of industries and sectors. Dr. Regan also has experience as an investor in a number of public and private companies, including ASOS.com Ltd, a global online fashion and beauty retailer, Virtual Internet, an IT services company that specializes in hosting infrastructure such as VMWare cloud hosting and Managed and Dedicated Servers, and Imperial Energy Corporation plc, an upstream oil and gas exploration and production company. Prior to that, Dr. Regan was the Chief Executive Officer of Hobson Plc, which was listed on the London Stock Exchange, until its sale in 1996 through a cash takeover. Dr. Regan has a strong interest in the use of bio-inspired science to create solutions for present day problems. In 2014, he was awarded a PhD from Oxford Brookes University for his research in writing and developing a bio-inspired algorithm for forecasting the financial markets. He is passionate about the polar regions and is an accomplished polar explorer having led a number of expeditions to both the Arctic and Antarctica. Dr. Regan was selected to serve on the Board following the business combination based on his knowledge of Old Conduit and his extensive experience in investing, financing, overseeing and developing companies.

Dr. Regan sits on the board of directors of Sarborg Limited (“Sarborg”), a significant stockholder of the Company, with which the Company, as previously disclosed, has entered into a Services Agreement (the “Sarborg Agreement”) with in December 2024. Since the beginning of this fiscal year, as previously disclosed in a Current Report to Form 8-K filed on April 4, 2025, on March 31, 2025, the Company entered into an additional license and use agreement with Sarborg (the “Additional Agreement”) covering certain additional deliverables and incorporating a new scope of work focused on analysis of Conduit’s acquired AstraZeneca assets. Dr. Regan does not have an equity or ownership interest in Sarborg. Except for the Sarborg Agreement and the Additional Agreement, Dr. Regan has no direct or indirect material interest in any other transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Sarborg Agreement and Additional Agreement is not complete and is qualified in its entirety by reference to the full text of the Sarborg Agreement, a copy of which is filed as Exhibit 10.34 to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 28, 2025, and is incorporated by reference herein, and the Additional Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no arrangements or understandings between Dr. Regan and any other persons pursuant to which he was appointed as Chief Executive Officer of the Company. There are no family relationships between Dr. Regan and any other director or executive officer of the Company.

Resignation of Faith Charles

On April 16, 2025, Ms. Charles notified the Board of her resignation due to personal reasons, and as a result will resign as a member of the Board of the Company and from all committees on which she served, effective immediately. Ms. Faith’s resignation was not due to any disagreement with management or the Company’s operations, policies or practices.

Following the resignations of Dr. Tapolczay and Ms. Charles, the Board was reduced from seven to five members.

Item 7.01 Regulation FD.

On April 16, 2025, the Company issued a press release announcing the resignation of Dr. Tapolczay, the appointment of Dr. Regan, and the resignation of Ms. Charles. The press release is furnished as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1 attached thereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), whether made before or after the date hereof, except as expressly set forth by specific reference in such filing. The furnishing of this information will not be deemed an admission as to the materiality of any information contained therein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Additional Agreement, dated March 31, 2025, between Sarborg Limited and Conduit Pharmaceuticals Inc.
99.1	Press Release, dated April 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONDUIT PHARMACEUTICALS INC.

April 16, 2025	By:	/s/ Andrew Regan
	Name:	Andrew Regan
	Title:	Chief Executive Officer